UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 10, 2004

ART TECHNOLOGY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-26679 (Commission file number)	04-3141918 (IRS employer identification no.)

25 First Street, Cambridge, Massachusetts	02141

(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (617) 386-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Required FD Disclosure.

     On August 10, 2004, we announced that we have agreed to acquire Primus Knowledge Solutions, Inc., a Washington corporation pursuant to the terms of a definitive agreement and plan of merger. In connection with the merger agreement, we have entered into voting agreements with stockholders of Primus holding approximately 14.6% of Primus’ outstanding common stock, pursuant to which such stockholders have agreed to vote in favor of the merger. Copies of the agreement and plan of merger and the form of voting agreement are attached as exhibits 99.1 and 99.2 to, and incorporated by reference in, this current report.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

         (c) Exhibits.

Number	Title
99.1	Agreement and Plan of Merger dated as of August 10, 2004, by and among Art Technology Group, Inc., Autobahn Acquisition, Inc. and Primus Knowledge Solutions, Inc.

99.2	Form of Voting Agreement dated as of August 10, 2004, by and between Art Technology Group, Inc. and each of certain individual stockholders of Primus Knowledge Solutions, Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ART TECHNOLOGY GROUP, INC.

Dated: August 17, 2004	By:	/s/ Edward Terino Edward Terino Senior Vice President and Chief Financial Officer

Exhibit Index

Number	Title
99.1	Agreement and Plan of Merger dated as of August 10, 2004, by and among Art Technology Group, Inc., Autobahn Acquisition, Inc. and Primus Knowledge Solutions, Inc.

99.2	Form of Voting Agreement dated as of August 10, 2004, by and between Art Technology Group, Inc. and each of certain individual stockholders of Primus Knowledge Solutions, Inc.